INDEPENDENT AUDITORS'CONSENT



We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 12, 2004 relating to the consolidated financial statements of Goldspring Inc. and Subsidiary.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Jewett Schwartz & Associates

JEWETT SCHWARTZ & ASSOCIATES


Boca Raton, Florida
June 23, 2004